UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue, 44th Floor
New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark

N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2026, StepStone Private Credit Fund LLC (the “Company”), as collateral manager, and its special purpose wholly-owned subsidiary, StepStone SPV Facility VII LLC (“SPV Facility VII”), as borrower, entered into a Credit Agreement (the “GS Credit Agreement”) with Goldman Sachs Bank USA, as the administrative agent, syndication agent and calculation agent (“Goldman”), UMB Bank, National Association, as the collateral administrator, collateral custodian and collateral agent (“UMB”), and the lenders party thereto from time to time, to provide SPV Facility VII with a revolving credit facility (the “GS SPV VII Credit Facility”).

The lenders have made aggregate commitments of $250.0 million under the GS SPV VII Credit Facility, which will be available to draw in U.S. dollars. Borrowings under the GS SPV VII Credit Facility will generally bear interest at a rate per annum equal to term SOFR (subject to a 0.0% floor) plus a margin of 1.90%, subject to a deemed minimum utilization amount. Amounts available for borrowing under the GS SPV VII Credit Facility are subject to a borrowing base that applies a variable advance rate depending on the type of asset held by SPV Facility VII to which it is applied, which borrowing base is subject to eligibility requirements and other limitations with respect to the assets held by the SPV Facility VII, which may affect the borrowing base and therefore amounts available to borrow under the GS SPV VII Credit Facility. Borrowings under the GS SPV VII Credit Facility are secured by all of the assets held by SPV Facility VII and by a pledge by StepStone SPV Facility VII Intermediate Holdco LLC (“SPV Holdco VII”) of all of the equity interests held by it in SPV Facility VII.

A make-whole premium is payable in connection with a voluntary reduction of commitments under the GS SPV VII Credit Facility, or upon acceleration of the GS SPV VII Credit Facility following an event of default, in each case occurring prior to September 14, 2028, in an amount equal to (i) 2% of the applicable amount if such reduction or acceleration occurs on or prior to September 14, 2027 and (ii) 1% of the applicable amount if such reduction or acceleration occurs thereafter and on or prior to September 14, 2028.

In connection with the GS SPV VII Credit Facility, SPV Facility VII is required to pay a non-use fee on the undrawn amounts under the GS SPV VII Credit Facility, subject to a deemed minimum utilization amount.

The GS Credit Agreement includes customary covenants, reporting requirements, and other customary requirements applicable with respect to the Company, SPV Holdco VII and SPV Facility VII and provides for events of default and acceleration provisions customary for a facility of its type.

The reinvestment period end date (after which no borrowings may be drawn under the GS SPV VII Credit Facility) and the maturity date under the GS SPV VII Credit Facility are scheduled for September 14, 2029 and September 14, 2031, respectively, unless the GS Credit Agreement is sooner terminated in accordance with its terms. The GS Credit Agreement permits voluntary prepayment of borrowings and cancellation of commitments subject to the premium described above, and includes mandatory prepayment and amortization requirements customary for a facility of its type.

Borrowings under the GS SPV VII Credit Facility will be considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

In connection with the GS SPV VII Credit Facility, the Company and SPV Holdco VII have entered into a Non-Recourse Carveout Guaranty Agreement with UMB, on behalf of certain secured parties, and Goldman (the “Guaranty Agreement”). Pursuant to the Guaranty Agreement, the Company guarantees certain losses, damages, costs, expenses, liabilities, claims and other obligations incurred in connection with certain instances of gross negligence, willful misconduct, bad faith, fraud or intentional misrepresentation, material encumbrances of certain collateral, misappropriation of certain funds, and the willful breach of certain provisions of the GS SPV VII Credit Facility. The Guaranty Agreement also includes financial maintenance covenants and other customary requirements applicable with respect to the Company and SPV Holdco VII for a facility similar to the GS SPV VII Credit Facility.

The foregoing description of the GS SPV VII Credit Facility and the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GS Credit Agreement and the Guaranty Agreement, attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 14, 2026, by and among SPV Facility VII, as borrower, the Company, as collateral manager, each of the lenders party thereto from time to time, UMB Bank, National Association, as collateral agent, collateral administrator and collateral custodian, and Goldman Sachs Bank USA, as administrative agent, syndication agent and calculation agent.*

10.2	Non-Recourse Carveout Guaranty Agreement, dated as of September 14, 2026, by and among the Company and SPV Holdco VII in favor of UMB Bank, National Association, as collateral agent and Goldman Sachs Bank USA, as lender, administrative agent and calculation agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2026

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer